UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2024

BLACKROCK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42297	99-1116001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hudson Yards New York, New York	10001
(Address of principal executive offices)	(Zip Code)

(212) 810-5800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $.01 par value	BLK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (*230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (*240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Adebayo Ogunlesi to the Board

On November 19, 2024, the Board of Directors (the “Board”) of BlackRock, Inc. (the “Company”) elected Adebayo Ogunlesi to serve as a director. As previously disclosed, Mr. Ogunlesi joined the Board in connection with the Company’s acquisition of 100% of the issued and outstanding limited liability company interests of Global Infrastructure Management, LLC (“GIP”) for a total consideration of $3 billion in cash and approximately 12 million shares of Company common stock (the “GIP Contribution”). Mr. Ogunlesi serves as a non-independent director and will not participate in the Company’s director compensation program.

Mr. Ogunlesi is a Founding Partner and the Chairman and Chief Executive Officer of GIP, a part of the Company. He is a Senior Managing Director of the Company, a member of the Company’s Global Executive Committee and is based in New York.

Transactions with Mr. Ogunlesi

Mr. Ogunlesi is eligible to receive annual compensation in respect of his service as an employee of GIP, including an annual base salary of $250,000 and a target discretionary performance bonus for 2024 of no less than $3.75 million. Going forward, his future compensation may reflect carried interest distributions attributable to certain GIP funds, which will be reported as compensation when paid. He is also eligible to make co-investments in certain GIP funds.

Mr. Ogunlesi also, directly or indirectly, received his proportionate share of the consideration from the GIP Contribution. Mr. Ogunlesi has entered into, directly or indirectly, a registration rights agreement and stockholder agreement related to the share consideration for the GIP Contribution that impose certain transfer restrictions on the shares and provide customary registration rights.

Additionally, Mr. Ogunlesi, indirectly through an entity he controls, is a party to an aircraft lease agreement (the “Agreement”) with GIP. The Agreement relates to the lease of a private aircraft for Mr. Ogunlesi’s business travel. Pursuant to the Agreement between GIP and a limited liability company controlled by Mr. Ogunlesi (the “LLC”), GIP is responsible for lease and other trip specific costs for use of the aircraft by Mr. Ogunlesi for business travel. Mr. Ogunlesi has a separate lease agreement with the LLC for the lease of the aircraft for his personal travel for which he bears the cost. GIP’s lease cost for use of the aircraft by Mr. Ogunlesi for business travel in Q4 2024 cannot be reasonably estimated at this time.

The Company issued a press release on November 19, 2024 announcing the director election described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued by the Company on November 19, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

Date: November 19, 2024	By:	/s/ R. Andrew Dickson III
R. Andrew Dickson III
Managing Director and Corporate Secretary